Exhibit 99.1

Contacts:

Media:

Bill Dixon at 703-469-1092 or bdixon@fbr.com

Lauren Burk at 703-469-1004 or lburk@fbr.com

Investors:

Kurt Harrington at 703-312-9647 or kharrington@fbr.com

FBR Announces Financial Results

for the Second Quarter of 2005

After-Tax Net Earnings of $53.2 Million, Diluted Earnings per Share of $0.31

ARLINGTON, Va., July 27, 2005 – Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) today announced net income after tax for the quarter ended June 30, 2005 of $53.2 million, or $0.31 per share (diluted), compared to $81.2 million, or $0.48 per share (diluted), for the second quarter of 2004. Net revenue for the quarter was $207.2 million, up 16% from net revenue of $178.4 million in the second quarter of 2004.

On June 9, 2005, FBR declared a quarterly regular dividend of $0.34 per share for the second quarter of 2005, which will be paid on July 29, 2005 to shareholders of record on June 30, 2005.

The company’s net after-tax earnings for the first six months of 2005 were $77.7 million, or $0.46 per share (diluted), compared to $170.8 million, or $1.01 per share (diluted), for the first half of 2004. Net revenue for the first two quarters of 2005 was $370.2 million, compared to $399.2 million for the first six months of 2004. Book value per share as of June 30, 2005 was $8.96, and book value per share net of Accumulated Other Comprehensive Income (AOCI) was $9.62.1

“These second quarter results demonstrate the benefits of the diversified and complementary business model created by our merger, which married the growth engine of our capital markets franchise to the strength and resiliency of our balance sheet business,” said Eric F. Billings, Chairman and Chief Executive Officer of FBR. “Our ability to generate returns on equity for shareholders of 14%, despite the headwinds of a rising rate environment and an industry-wide slowdown in brokerage and banking activity, is the reason we are excited about our business. Our confidence in our model is solidly rooted in the growing equity capital markets share we are achieving, the increasing market recognition of the unique capabilities of this franchise, and the success of the execution of our mortgage strategy and merchant investing.”

Equity Capital Markets

•	Investment banking revenue for the quarter was $101.2 million, an increase of 63% over the second quarter of last year. Revenue for the first six months of 2005 was $189.2 million, an increase of more than 24% over the first half of 2004.

•	Revenue from institutional brokerage during the quarter declined 12% on a year-to-year basis, from $26.5 million in the second quarter of 2004 to $23.4 million in the second quarter of 2005, continuing to reflect reduced volumes across the industry.

•	For the first half of 2005, brokerage revenue totaled $51.1 million, a decrease of 17% from the $61.6 million generated in the first six months of 2004.

•	For the second quarter and first half of the year, FBR was ranked as the number one (#1) book-running manager of common equity capital raises for U.S. companies with a market capitalization of $2 billion or less.[2]

•	In the second quarter, FBR completed 39 transactions with an aggregate value of $10.9 billion, including:

•	Five initial public offerings with a combined value of $2.8 billion

•	Six asset-backed securities (ABS) transactions with a total value of $4.1 billion

•	Four private equity placements with a value of $1.1 billion.

•	In the first half of this year, FBR’s ABS banking group completed eleven transactions and produced revenue that more than doubled from the first to the second quarters.

•	For the first six months of 2005, the real estate banking group maintained its leadership position in its sector, ranking as the number one (#1) book-running manager for U.S. real estate equity capital raises.[3]

•	In the first half of this year, FBR’s energy banking team ranked as the number two (#2) book-running manager for domestic oil and gas equity capital raises.[3]

“This growth in our business and the headway we have made in diversifying the franchise have coincided with significant reductions in equity capital markets volumes across our industry, leading to appreciable gains in market share for FBR,” said J. Rock Tonkel, President and Head of Investment Banking. “As more and more businesses requiring capital and advice become aware of our accomplishments and expertise, we have every expectation that successes like the breakout performance of our energy business in the second quarter will continue across all of our industry groups.”

Principal Investment and Mortgage Banking

FBR’s principal investing and mortgage banking revenue, net of total interest expense and the provision for loan losses, was $70.6 million during the second quarter of 2005, compared to $83.4 million during the second quarter of 2004 and $36.6 million for the first quarter of 2005.

As of June 30, 2005, FBR’s mortgage portfolio totaled $13.7 billion.

“The second quarter included the eighth and ninth increases in the Federal Funds rate since June of 2004. Over that time, short-term interest rates have increased from 1% to 3.25%, resulting in an increasingly flat yield curve. This has led to spread compression for virtually all portfolio lenders. Despite this adverse environment, our mortgage portfolio achieved an annualized return on equity of 12% for the quarter, compared to 14% in the first quarter and 19% in the second quarter of 2004,” said Richard J. Hendrix, President and Chief Operating Officer. “The strategic decision to grow and diversify our mortgage business that we made in 2004 is proceeding as planned, and should continue to benefit shareholders. We expect returns from our mortgage portfolio to trend higher over the course of the next several quarters.”

•	During the second quarter of 2005, FBR’s mortgage portfolio had a weighted average annual yield of 3.98%, and the weighted average financing rate was 3.07% (including the benefit of hedging), resulting in a net interest spread of 0.91% for the quarter. This compares to a net interest spread of 1.02% for the portfolio in the first quarter.

•	Quarter-end leverage (debt-to-equity) in the mortgage portfolio was 12.9, compared to 12.3 on March 31, 2005.

•	Amortization of mortgage premiums during the second quarter of 2005 was $18.5 million, compared to $14.6 million for the first quarter of 2005. One month constant prepayment rates (CPRs) in the mortgage portfolio moved higher in the second quarter, averaging 25.15, compared to 21.8 in the first quarter.

•	On June 30, 2005, the mortgage portfolio continued to maintain a low effective duration (a measure of interest rate sensitivity) of 1.12, compared to 1.27 as of March 31, 2005.

The total value of FBR’s merchant banking portfolio and other long-term investments was $433.2 million as of June 30, 2005. Of this total, $351.4 million was held in the merchant banking equity portfolio, $59.4 million was held in alternative asset funds, and $22.4 million was held in other long-term investments.

•	During the second quarter of 2005, FBR recorded $8.4 million of dividend income.

•	FBR realized $14.8 million in merchant banking gains during the quarter, primarily due to the sale of the companies in its portfolio.

•	The merchant banking equities portfolio had net unrealized gains of $11.1 million as of June 30, 2005 that are included in accumulated other comprehensive income, compared to a net unrealized loss of $5.4 million as of March 31, 2005.

Having completed the acquisition of mortgage originator First NLC in February of this year, this quarter marks the first time FNLC’s financial results have been fully consolidated into FBR’s operational performance. The second quarter was a record period for FNLC, with the company originating mortgages with an aggregate value of $1.5 billion, an increase of 79% over its second quarter last year. During this quarter, FNLC’s contribution to revenue, including gain-on-sale of mortgage loans and net interest income on loans held for sale, was $21.7 million.

Asset Management

•	Base and incentive fees were $8.5 million for the quarter and $16.6 million for the first six months of 2005, increases of 72.9% and 17.7%, respectively, over the comparable periods of 2004.

•	Total funds under management were $3.2 billion as of June 30, 2005, compared to $3.1 billion on March 31, 2005.

•	Mutual fund assets totaled $2.2 billion at the end of the second quarter, substantively unchanged from the first quarter of 2005 and an increase of 38% over the $1.6 billion held at the close of the second quarter of 2004.

“Overall, the firm’s results demonstrate an ongoing track record of growth in our capital markets business and we continue to generate exceptional returns on equity in this part of our business,” Mr. Billings said. “As we look forward, we remain committed to achieving outstanding investment returns for our clients and our shareholders and are excited about the opportunities we see in each of our portfolio businesses.”

The firm will host an earnings conference call tomorrow morning, Thursday, July 28, 2005, at 9:00 a.m. U.S. EDT. Investors wishing to listen to the conference call may do so via the web at: http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=FBR.

Replays of the webcast will be available after the call.

Friedman, Billings, Ramsey Group, Inc. provides investment banking4, institutional brokerage4, asset management, and private client services through its operating subsidiaries and invests in mortgage-related assets and merchant banking opportunities. FBR focuses capital and financial expertise on eight industry sectors: consumer, diversified industrials, energy and natural resources, financial institutions, healthcare, insurance, real estate, and technology, media and telecommunications. FBR, headquartered in the Washington, D.C. metropolitan area, with offices in Arlington, Va. and Bethesda, Md., also has offices in Boston, Cleveland, Dallas, Denver, Houston, Irvine, London, New York, Phoenix, San Francisco, Seattle, and Vienna. For more information, visit http://www.fbr.com.

[1]	Accumulated Other Comprehensive Income (AOCI) includes changes in value of available-for-sale securities and cash flow hedges. We believe that such changes represent temporary market fluctuations, are not reflective of our market strategy, and therefore, exclusion of AOCI provides a reasonable basis for calculating returns.
[2]	Source: Dealogic. Relates to total dollar amount, with over-allotment, of all U.S. IPOs, secondary offerings and private placements for issuers valued at $2 billion or less; priced between 4/1/05 and 6/30/05 and 1/1/05 and 6/30/05, respectively, with apportioned credit to all book-runners. Excludes closed-end funds.
[3]	Source: Dealogic. Relates to total dollar amount, with over-allotment, of all U.S. IPOs, secondary offerings and private placements for issuers in the real estate and oil and gas general industry groups, respectively; priced between 1/1/05 and 6/30/05, with apportioned credit to all book-runners. Excludes closed-end funds.
[4]	Friedman, Billings, Ramsey & Co., Inc.

Financial data follows.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,
	2005	%	2004	%
REVENUES:
Investment banking:
Capital raising	$95,039	45.9%	$52,883	29.6%
Advisory	6,180	3.0%	9,107	5.1%
Institutional brokerage:
Principal transactions	4,680	2.3%	5,426	3.0%
Agency commissions	18,677	9.0%	21,060	11.8%
Asset management:
Base management fees	7,813	3.8%	6,384	3.6%
Incentive allocations and fees	730	0.4%	(1,444)	-0.8%
Principal investment:
Interest	116,724	56.3%	87,111	48.8%
Net investment income	17,738	8.6%	28,832	16.2%
Dividends	8,371	4.0%	1,683	0.9%
Mortgage banking:
Interest	18,118	8.7%	—	0.0%
Gain on sale of loans, net	14,559	7.0%	—	0.0%
Other	3,455	1.6%	1,683	1.0%
Total revenues	312,084	150.6%	212,725	119.2%
Interest expense	103,725	50.1%	34,276	19.2%
Provision for loan losses	1,138	0.5%	—	0.0%
Revenues, net of interest expense and provision for loan losses	207,221	100.0%	178,449	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	80,015	38.6%	57,698	32.3%
Professional services	20,186	9.7%	15,050	8.4%
Business development	11,962	5.8%	8,885	5.0%
Clearing and brokerage fees	2,040	1.0%	2,608	1.5%
Occupancy and equipment	8,772	4.2%	3,326	1.9%
Communications	5,300	2.6%	3,442	1.9%
Other operating expenses	12,540	6.1%	5,351	3.0%
Total non-interest expenses	140,815	68.0%	96,360	54.0%

Net income before taxes	66,406	32.0%	82,089	46.0%

Income tax provision	13,163	6.3%	910	0.5%

Net Income	$53,243	25.7%	$81,179	45.5%

Basic earnings per share	$0.31		$0.49
Diluted earnings per share	$0.31		$0.48

Weighted average shares — basic	169,364		167,277
Weighted average shares — diluted	170,101		168,566

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Six months ended June 30,
	2005	%	2004	%
REVENUES:
Investment banking:
Capital raising	$181,852	49.1%	$142,676	35.7%
Advisory	7,318	2.0%	10,425	2.6%
Institutional brokerage:
Principal transactions	10,307	2.8%	11,445	2.9%
Agency commissions	40,834	11.0%	50,197	12.6%
Asset management:
Base management fees	16,281	4.4%	12,919	3.2%
Incentive allocations and fees	355	0.1%	1,221	0.3%
Principal investment:
Interest	215,620	58.2%	176,106	44.1%
Net investment income	13,880	3.7%	55,441	13.9%
Dividends	11,811	3.2%	2,655	0.7%
Mortgage banking:
Interest	27,610	7.5%	—	0.0%
Gain on sale of loans, net	18,040	4.9%	—	0.0%
Other	5,951	1.6%	2,997	0.8%
Total revenues	549,859	148.5%	466,082	116.8%
Interest expense	178,547	48.2%	66,923	16.8%
Provision for loan losses	1,138	0.3%	—	0.0%
Revenues, net of interest expense and provision for loan losses	370,174	100.0%	399,159	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	155,814	42.1%	132,587	33.2%
Professional services	33,836	9.2%	25,214	6.3%
Business development	27,400	7.4%	25,423	6.4%
Clearing and brokerage fees	4,072	1.1%	5,381	1.3%
Occupancy and equipment	14,496	3.9%	6,230	1.6%
Communications	9,332	2.5%	6,384	1.6%
Other operating expenses	28,834	7.8%	11,322	2.8%
Total non-interest expenses	273,784	74.0%	212,541	53.2%

Net income before taxes	96,390	26.0%	186,618	46.8%

Income tax provision	18,735	5.0%	15,800	4.0%

Net income	$77,655	21.0%	$170,818	42.8%

Basic earnings per share	$0.46		$1.02
Diluted earnings per share	$0.46		$1.01

Weighted average shares — basic	168,741		166,678
Weighted average shares — diluted	169,670		168,462

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

Financial & Statistical Supplement — Operating Results (unaudited)

(Dollars in thousands, except per share data)

	YTD 2005	Q-2 05	Q-1 05	YTD 2004
Revenues
Investment banking:
Capital raising	$181,852	$95,039	$86,813	$398,183
Advisory	7,318	6,180	1,138	30,115
Institutional brokerage:
Principal transactions	10,307	4,680	5,627	20,444
Agency commissions	40,834	18,677	22,157	89,650
Asset management:
Base management fees	16,281	7,813	8,468	28,307
Incentive income	355	730	(375)	10,940
Principal investment:
Interest	215,620	116,724	98,896	350,691
Net investment income	13,880	17,738	(3,858)	101,973
Dividends	11,811	8,371	3,440	14,644
Mortgage banking:
Interest	27,610	18,118	9,492	—
Gain on sale of loans, net	18,040	14,559	3,481	—
Other	5,951	3,455	2,496	7,155
Total revenues	549,859	312,084	237,775	1,052,102
Interest expense	178,547	103,725	74,822	164,156
Provision for loan losses	1,138	1,138	—	—
Revenues, net of interest expense and provision for loan losses	370,174	207,221	162,953	887,946

Non-interest expenses
Compensation and benefits	155,814	80,015	75,799	323,524
Professional services	33,836	20,186	13,650	50,467
Business development	27,400	11,962	15,438	44,955
Clearing and brokerage fees	4,072	2,040	2,032	9,123
Occupancy & equipment	14,496	8,772	5,724	14,458
Communications	9,332	5,300	4,032	13,959
Other operating expenses	28,834	12,540	16,294	22,740
Total non-interest expenses	273,784	140,815	132,969	479,226

Net income before taxes	96,390	66,406	29,984	408,720

Income tax provision	18,735	13,163	5,572	59,161

Net income	$77,655	$53,243	$24,412	$349,559
Net income before taxes as a percentage of net revenue	26.0%	32.0%	18.4%	46.0%

ROE (annualized)	10.0%	14.3%	6.4%	22.3%

Total shareholders’ equity	$1,519,021	$1,519,021	$1,458,861	$1,578,524

Basic earnings per share	$0.46	$0.31	$0.15	$2.09
Diluted earnings per share	$0.46	$0.31	$0.14	$2.07

Ending shares outstanding (in thousands)	169,617	169,617	169,214	166,932

Book value per share	$8.96	$8.96	$8.62	$9.46
Book value per share, net of AOCI(1)	$9.62	$9.62	$9.63	$9.68

Gross assets under management (in millions)
Managed accounts	$510.4	$510.4	$242.4	$196.1
Hedge & offshore funds	$463.1	463.1	601.1	631.6
Mutual funds	$2,185.0	2,185.0	2,213.9	2,320.4
Private equity and venture capital funds	$41.3	41.3	69.5	52.5
Total	$3,199.8	$3,199.8	$3,126.9	$3,200.6

Net assets under management (in millions)
Managed accounts	$257.3	$257.3	$223.0	$196.1
Hedge & offshore funds	$401.1	401.1	490.3	589.6
Mutual funds	$2,176.6	2,176.6	2,204.2	2,305.5
Private equity and venture capital funds	$37.8	37.8	66.3	49.7
Total	$2,872.8	$2,872.8	$2,983.8	$3,140.9

Productive assets under management (in millions)
Managed accounts	$257.3	$257.3	$223.0	$196.1
Hedge & offshore funds	$332.8	332.8	425.3	488.7
Mutual funds	$2,176.6	2,176.6	2,204.2	2,305.5
Private equity and venture capital funds	$51.2	51.2	79.9	70.9
Total	$2,817.9	$2,817.9	$2,932.4	$3,061.2

Employee count	2,226	2,226	2,123	698

	Q-4 04	Q-3 04	Q-2 04	Q-1 04
Revenues
Investment banking:
Capital raising	$125,488	$130,019	$52,883	$89,793
Advisory	8,088	11,602	9,107	1,318
Institutional brokerage:
Principal transactions	4,758	4,241	5,426	6,019
Agency commissions	20,948	18,505	21,060	29,137
Asset management:
Base management fees	8,344	7,044	6,384	6,535
Incentive income	7,982	1,737	(1,444)	2,665
Principal investment:
Interest	86,550	88,035	87,111	88,995
Net investment income	27,442	19,090	28,832	26,609
Dividends	6,169	5,820	1,683	972
Mortgage banking:
Interest	—	—	—	—
Gain on sale of loans, net	—	—	—	—
Other	2,329	1,827	1,683	1,316
Total revenues	298,098	287,920	212,725	253,359
Interest expense	52,968	44,265	34,276	32,647
Provision for loan losses	—	—	—	—
Revenues, net of interest expense and provision for loan losses	245,130	243,655	178,449	220,712

Non-interest expenses
Compensation and benefits	95,113	95,824	57,698	74,889
Professional services	11,832	13,421	15,050	10,164
Business development	11,248	8,284	8,885	16,538
Clearing and brokerage fees	2,186	1,556	2,608	2,773
Occupancy & equipment	4,330	3,898	3,326	2,904
Communications	4,227	3,348	3,442	2,942
Other operating expenses	6,570	4,846	5,351	5,973
Total non-interest expenses	135,506	131,177	96,360	116,183

Net income before taxes	109,624	112,478	82,089	104,529

Income tax provision	23,032	20,329	910	14,890

Net income	$86,592	$92,149	$81,179	$89,639

Net income before taxes as a percentage of net revenue	44.7%	46.2%	46.0%	47.4%

ROE (annualized)	22.2%	24.8%	20.8%	22.1%

Total shareholders’ equity	$1,578,524	$1,543,361	$1,431,345	$1,685,673

Basic earnings per share	$0.52	$0.55	$0.49	$0.54
Diluted earnings per share	$0.51	$0.55	$0.48	$0.54

Ending shares outstanding (in thousands)	166,932	166,753	166,632	165,623

Book value per share	$9.46	$9.26	$8.59	$10.18
Book value per share, net of AOCI(1)	$9.68	$9.52	$9.30	$9.30

Gross assets under management (in millions)
Managed accounts	$196.1	$168.7	$160.3	$78.8
Hedge & offshore funds	631.6	519.3	430.0	435.4
Mutual funds	2,320.4	1,963.7	1,612.2	1,897.4
Private equity and venture capital funds	52.5	49.7	50.7	76.5
Total	$3,200.6	$2,701.4	$2,253.2	$2,488.1

Net assets under management (in millions)
Managed accounts	$196.1	$168.7	$160.3	$78.8
Hedge & offshore funds	589.6	482.8	409.0	350.5
Mutual funds	2,305.5	1,951.7	1,606.9	1,874.0
Private equity and venture capital funds	49.7	46.4	46.5	70.4
Total	$3,140.9	$2,649.6	$2,222.7	$2,373.7

Productive assets under management (in millions)
Managed accounts	$196.1	$168.7	$160.3	$78.8
Hedge & offshore funds	488.7	393.8	329.9	263.8
Mutual funds	2,305.5	1,951.7	1,606.9	1,874.0
Private equity and venture capital funds	70.9	70.9	111.6	131.2
Total	$3,061.2	$2,585.1	$2,208.7	$2,347.8

Employee count	698	665	626	549

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

(Unaudited)

	June 30, 2005	December 31, 2004
ASSETS

Cash and cash equivalents	$311,804	$231,527
Receivables	169,317	74,880
Investments:
Mortgage-backed securities, at fair value	10,622,271	11,726,689
Long-term investments	433,206	441,499
Loans held for investment, net	2,431,061	—
Loans held for sale, net	644,692	—
Reverse repurchase agreements	243,222	183,375
Trading securities, at fair value	489,293	7,744
Due from clearing broker	45,519	95,247
Goodwill	160,525	108,013
Intangible assets, net	29,026	14,404
Furniture, equipment and leasehold improvements, net	34,203	18,733
Other assets	42,618	26,177
Total assets	$15,656,757	$12,928,288

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Trading account securities sold short, at fair value	$173,523	$17,176
Commercial paper	7,765,230	7,294,949
Repurchase agreements	4,923,394	3,467,569
Securitization financing on loans held for investment	702,636	—
Securities purchased	35,358	144,430
Dividends payable	58,439	65,870
Interest payable	14,851	5,894
Accrued compensation and benefits	75,450	131,218
Accounts payable, accrued expenses and other liabilities	65,864	94,288
Temporary subordinated loan payable	100,000	—
Long-term debt	222,991	128,370
Total liabilities	14,137,736	11,349,764

Shareholders’ equity:
Common stock, 171,900 and 171,592 shares	1,719	1,689
Additional paid-in capital	1,537,260	1,483,640
Employee stock loan receivable including accrued interest (591 and 711 shares)	(4,176)	(4,890)
Deferred compensation	(18,802)	(16,863)
Accumulated other comprehensive loss, net	(112,934)	(38,162)
Retained earnings	115,954	153,110
Total shareholders’ equity	1,519,021	1,578,524

Total liabilities and shareholders’ equity	$15,656,757	$12,928,288
Book value per share	$8.96	$9.46

Book value per share, net of AOCI(1)	$9.62	$9.68

Shares Outstanding	169,617	166,932

Statements concerning future performance, developments, events, market forecasts, revenue, expenses, earnings, run rates and any other guidance on present or future periods constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, interest rates, costs of borrowing, interest spreads, mortgage pre-payment speeds, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. These and other risks are described in the company’s Annual Report and Form 10-K and quarterly reports on Form 10-Q that are available from the company and from the S.E.C.

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